Exhibit 2.1

SECOND AMENDMENT

TO

BUSINESS COMBINATION AGREEMENT

This Second Amendment (“Second Amendment”) to the Business Combination Agreement (as defined below) is made and entered into as of June 30, 2024, by and among (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) G-Star Management Corporation, a British Virgin Islands company, in the capacity as the Purchaser Representative thereunder (“Purchaser Representative”), (iii) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Company (“Pubco”), (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”); (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Gamehaus Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS:

WHEREAS, Purchaser, Purchaser Representative, Pubco, First Merger Sub, Second Merger Sub, and the Company have entered into that certain Business Combination Agreement, dated as of September 16, 2023 and amended on April 1, 2024 (as amended, the “Business Combination Agreement”); and

WHEREAS, the Parties now desire to further amend the Business Combination Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Business Combination Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Business Combination Agreement.

(a) Section 9.1(b) of the Business Combination Agreement is hereby amended by deleting in its entirety and replacing with the following:

“(b) by written notice by Purchaser or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by February 4, 2025 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco, First Merger Sub or Second Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was a material and proximate cause of, or materially and proximately resulted in, the failure of the Closing to occur on or before the Outside Date;”

2. Miscellaneous. Except as expressly provided in this Second Amendment, all of the terms and provisions in the Business Combination Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This Second Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Business Combination Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the “Agreement” and the “Business Combination Agreement” in the Business Combination Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Business Combination Agreement, as amended by this Second Amendment (or as the Business Combination Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Business Combination Agreement, as amended by this Second Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Business Combination Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Business Combination Agreement is materially different from or inconsistent with any provision of this Second Amendment, the provision of this Second Amendment shall control, and the provision of the Business Combination Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 11.1 through 11.10, and 11.12 through 11.17 of the Business Combination Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this Second Amendment as if all references to the “Agreement” contained therein were instead references to this Second Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each Party hereto has caused this Second Amendment to be signed and delivered as of the date first written above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

G-STAR MANAGEMENT CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Director

[Signature Page to Second Amendment to Business Combination Agreement]

IN WITNESS WHEREOF, each Party hereto has caused this Second Amendment to be signed and delivered as of the date first written above.

Pubco:

GAMEHAUS HOLDINGS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

First Merger Sub:

GAMEHAUS 1 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

Second Merger Sub:

GAMEHAUS 2 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

The Company:

GAMEHAUS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

[Signature Page to Second Amendment to Business Combination Agreement]